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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  JULY 13, 2000
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                       SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
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              Exact Name Of Registrant as Specified in its Charter

        COLORADO                        0-18239                   84-1087879
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State or Other Jurisdiction         Commission File          IRS Employer Ident-
     Of Incorporation                    Number               ification Number

              5102 SOUTH WESTSHORE BOULEVARD, TAMPA, FLORIDA 33611
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           Address of Principal Executive Offices, Including Zip Code

                                 (813) 832-4040
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               Registrant's Telephone Number, Including Area Code

                                       N/A
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           Former Name or Former Address, if Changed Since Last Report

ITEM 5.  OTHER EVENTS


Agreement to Acquire Consolidated Holdings Investment and Philanthropic Group, Inc.

On June 26, 2000, the Registrant signed an agreement with Consolidated Holding Investment and Philanthropic Group, Inc.,("CHIP"), a privately owned Pennsylvania corporation, wherein the Registrant agrees to purchase the entire share capital of CHIP, subject to due diligence being performed and appropriate warranties being given as part of a final Stock Purchase Agreement.

CHIP has options to acquire a number of assets, including real estate, assets for charter and manufacturing companies. It is a condition to closing of the acquisition that due diligence by the Registrant reveals a reasonable value for the gross assets to be acquired of no less than $20 million. In addition, the assets shall be projected to produce total gross revenues of a minimum of $18 million in the first year after acquisition, with projected earnings before interest, tax and depreciation of at least $2.7 million.

Prior to completion of the acquisition the Registrant shall (i) allocate 2,500,000 shares of its preferred stock as Series 5 Preferred Stock, which will be convertible into common stock, with no adjustment for any stock splits, on a one for one basis; (ii) obtain agreement from




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creditors representing at least 75% of its outstanding debt to convert their debt into the Registrant's Series 5 Preferred Stock on a one share for $1 basis; and (iii)hold a special meeting of its shareholders to approve the acquisition, approve a 1 for 100 reverse split of the Registrant's no par common stock, and approve an increase in the Registrant's authorized common stock to 100,000,000 shares. CHIP shall (i) pay to the Registrant $100,000 as an advance on costs of the acquisition and (ii) warrant that it has good and unencumbered title to the assets that are the subject of the acquisition.

In consideration for the acquisition the Registrant shall issue to the shareholders of CHIP such number of shares of its no par common stock as is equal to 75% of the issued common stock immediately after the acquisition. The Registrant plans to change its name to Seahawk Consolidated Holdings, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 13, 2000                SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

                                    By: /s/ John T. Lawrence
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                                            John T. Lawrence, President
















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